Exhibit 99.1
TaskUs Announces Fiscal Fourth-Quarter and Full-Year 2024 Results
NEW BRAUNFELS, Texas, February 26, 2025 — TaskUs, Inc. (Nasdaq: TASK), a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, today announced its results for the fourth quarter and full year ended December 31, 2024.
•Fourth quarter total revenue of $274.2 million, 17.1% year-over-year growth. Exceeding the top-end of our guidance by $4.9 million.
•Net Income of $8.9 million, Net Income margin of 3.2%.
•Adjusted Net Income of $28.5 million, Adjusted Net Income margin of 10.4%.
•Diluted EPS of $0.10, Adjusted EPS of $0.31.
•Adjusted EBITDA of $53.8 million, Adjusted EBITDA margin of 19.6%.
•Net cash provided by operating activities of $40.7 million, Free Cash Flow of $20.4 million and 37.9% conversion of Adjusted EBITDA to Free Cash Flow. Adjusted Free Cash Flow of $25.1 million and 46.7% conversion of Adjusted EBITDA to Adjusted Free Cash Flow.
“In 2024, we delivered on our goal of returning the company to growth, ending the year with 17.1% year-over-year revenue growth, and the highest revenue quarter in TaskUs' history. Our full-year revenue of $995 million also set a new company record,“ said Co-Founder and CEO, Bryce Maddock. “Looking ahead to 2025, we aim to sustain this momentum. We expect total revenue for the full year 2025 to range between $1.095 and $1.125 billion, with an Adjusted EBITDA margin of approximately 21%.”
Fourth Quarter and Full Year 2024 Financial and Frontline Highlights

($ in thousands, except per share amounts)	Three months ended December 31,			Year ended December 31,
	2024	2023	% Change	2024	2023	% Change
Service revenue	$274,242	$234,264	17.1%	$994,985	$924,365	7.6%
Net income	$8,859	$16,277	(45.6)%	$45,870	$45,690	0.4%
Net income margin	3.2%	6.9%		4.6%	4.9%
Adjusted Net Income	$28,500	$32,248	(11.6)%	$118,684	$126,542	(6.2)%
Adjusted Net Income margin	10.4%	13.8%		11.9%	13.7%
Diluted EPS	$0.10	$0.18	(44.4)%	$0.50	$0.48	4.2%
Adjusted EPS	$0.31	$0.35	(11.4)%	$1.29	$1.32	(2.3)%
Adjusted EBITDA	$53,795	$59,016	(8.8)%	$209,867	$220,797	(5.0)%
Adjusted EBITDA margin	19.6%	25.2%		21.1%	23.9%
Net cash provided by operating activities	$40,658	$39,775	2.2%	$138,888	$143,670	(3.3)%
Free Cash Flow	$20,375	$31,684	(35.7)%	$99,784	$112,675	(11.4)%
Conversion of Adjusted EBITDA to Free Cash Flow	37.9%	53.7%		47.5%	51.0%
Adjusted Free Cash Flow	$25,137	$31,684	(20.7)%	$107,357	$131,016	(18.1)%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow	46.7%	53.7%		51.2%	59.3%
•Delivered accelerating year-over-year growth across all three service lines in Q4.
•Expect to sustain accelerating, double-digit year-over-year growth in Q1 of 2025.
•Ended 2024 with approximately 200 clients, more than half of which had revenue of $1 million or more.
•Added 4,200 teammates since the third quarter, ending the year with 59,000 teammates.
•Named a Major Contender in Everest Group's B2B Sales Services PEAK Matrix® 2024 in January 2025.

“In the fourth quarter of 2024, we generated total revenue of $274.2 million, driven by strong growth across all three Service Lines and higher-than-expected volumes from both new and existing clients across a diverse range of industries,” said Chief Financial Officer, Balaji Sekar. “For the full year 2024, we delivered $995.0 million in revenue and $209.9 million in Adjusted EBITDA, achieving an Adjusted EBITDA margin of 21.1%. Adjusted Free Cash Flow totaled $107.4 million, resulting in a strong year-end balance sheet, including $192.2 million in cash as well as $190 million in revolver capacity. Our 2024 results and early 2025 momentum have positioned us well for 2025.”
First Quarter and Full Year 2025 Outlook
For the first quarter and full year 2025 TaskUs expects its financial results to include:

2025 Outlook
	First Quarter	Full Year
Revenue (in millions)	$270.0 to $272.0	$1,095 to $1,125
Revenue growth (YoY) at midpoint	19.1%	11.6%
Adjusted EBITDA Margin[1]	~20%	~21%
Adjusted Free Cash Flow (in millions)[2]	N/A	~$100
1.With respect to the non-GAAP Adjusted EBITDA margin outlook provided above, a reconciliation to the closest GAAP financial measure has not been provided as the quantification of certain items included in the calculation of GAAP net income (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, the non-GAAP adjustment for foreign currency gains or losses depends on the timing and magnitude of changes in foreign currency exchange rates and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.
2.Adjusted Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period, excluding certain non-recurring adjustments. At the mid-point of our guidance, net cash provided by operating activities for the full year 2025, excluding certain litigation-related payments, is expected to be approximately $162 million and purchase of property and equipment is expected to be approximately $62 million. Our Adjusted Free Cash Flow guidance and expected net cash provided by operating activities excludes the impact of certain litigation costs, which are non-recurring and outside the ordinary course of business, due to the unpredictability of the costs and timing of payments.
Conference Call Information
TaskUs senior management will host a conference call today to discuss the Company’s fourth quarter and full year 2024 financial results and financial outlook. This call is scheduled to begin at 5:00 pm ET. Analysts and investors who wish to participate in the call can register by visiting the following link:
https://register-conf.media-server.com/register/BI5cade07085f94ef2bded0b2f29abc38f
To listen to a live audio webcast, please visit TaskUs’ Investor Relations website at IR.Taskus.com. A replay of the audio webcast will be available on the same website for 12 months following the call. At the time of the conference call and webcast, the Company will post a slide presentation and other materials available on its website.
About TaskUs
TaskUs is a leading provider of outsourced digital services and next-generation customer experience to the world’s most innovative companies, helping its clients represent, protect and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in fast-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ride-sharing, technology, financial services and healthcare. As of December 31, 2024, TaskUs had a worldwide headcount of approximately 59,000 people across 28 locations in 12 countries, including the United States, the Philippines and India.

Investor Contact
Trent Thrash
IR@TaskUs.com
Media Contact
Heidi Lemmetyinen
heidi.lemmetyinen@taskus.com

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting our current views with respect to, among other things, our operations, our financial performance, our industry, the impact of the macroeconomic environment on our business, and other non-historical statements including the statements in the “First Quarter and Full Year 2025 Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the dependence of our business on key clients; the risk of loss of business or non-payment from clients; our failure to cost-effectively acquire new clients; the risk that we may provide inadequate service or cause disruptions in our clients’ businesses or fail to comply with the quality standards required by our clients under our agreements; our inability to anticipate clients’ needs by adapting to market and technology trends; utilization of artificial intelligence by our clients or our failure to incorporate artificial intelligence into our operations; unauthorized or improper disclosure of personal or other sensitive information, or securities breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; our failure to detect and deter criminal or fraudulent activities or other misconduct by our employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which we generate significant revenue; the dependence of our business on our international operations, particularly in the Philippines and India; our failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which we operate; our inability to maintain and enhance our brand; competitive pricing pressure; our dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; our inability to effectively expand our operations into countries or industries in which we have no prior operating experience and in which we may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and our Co-Founders over us; the dual class structure of our common stock; and the volatility of the market price of our Class A common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2024, as such factors may be updated from time to time in our filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is expected to be filed no later than March 15, 2025, which are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. TaskUs undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
Non-GAAP Financial Measures
TaskUs supplements results reported in accordance with United States generally accepted accounting principles (“GAAP”), with non-GAAP financial measures, such as Adjusted Net Income, Adjusted Net Income Margin, Adjusted Earnings Per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, Conversion of Adjusted EBITDA to Free Cash Flow and Conversion of Adjusted EBITDA to Adjusted Free Cash Flow. Management believes these measures help illustrate underlying trends in TaskUs’ business and uses the measures to establish budgets and operational goals, communicate internally and externally, and manage TaskUs’ business and evaluate its performance. Management also believes that certain of these measures help investors compare TaskUs’ operating performance with its results in prior periods or assess liquidity. TaskUs anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Because TaskUs’ reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within TaskUs’ industry. Consequently, TaskUs’ non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in TaskUs’ consolidated financial statements, which are prepared in accordance with GAAP. Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with GAAP are provided in subsequent sections of this press release narrative and supplemental schedules.

TaskUs, Inc.
Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Service revenue	$274,242	$234,264	$994,985	$924,365
Operating expenses:
Cost of services	169,846	137,290	602,898	538,745
Selling, general, and administrative expense	67,755	48,940	239,585	228,523
Depreciation	9,698	10,889	40,223	40,391
Amortization of intangible assets	4,980	5,070	19,935	20,346
Loss (gain) on disposal of assets	13	550	(80)	1,322
Total operating expenses	252,292	202,739	902,561	829,327
Operating income	21,950	31,525	92,424	95,038
Other income, net	(1,299)	(1,745)	(3,306)	(1,711)
Financing expenses	5,017	5,576	21,549	21,717
Income before income taxes	18,232	27,694	74,181	75,032
Provision for income taxes	9,373	11,417	28,311	29,342
Net income	$8,859	$16,277	$45,870	$45,690
Net income per common share:
Basic	$0.10	$0.18	$0.52	$0.49
Diluted	$0.10	$0.18	$0.50	$0.48
Weighted-average number of common shares outstanding:
Basic	89,545,980	89,189,646	88,912,835	93,938,931
Diluted	93,157,346	91,504,594	92,304,270	96,173,071

TaskUs, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$192,166	$125,776
Accounts receivable, net of allowance for credit losses of $1,299 and $1,978, respectively	198,996	176,812
Income tax receivable	912	2,021
Prepaid expenses and other current assets	43,278	23,909
Total current assets	435,352	328,518
Noncurrent assets:
Property and equipment, net	66,775	68,893
Operating lease right-of-use assets	47,334	44,326
Deferred tax assets	8,431	4,857
Intangibles	172,525	192,958
Goodwill	216,791	218,108
Other noncurrent assets	6,090	6,542
Total noncurrent assets	517,946	535,684
Total assets	$953,298	$864,202
Liabilities and Shareholders’ Equity
Liabilities:
Current liabilities:
Accounts payable and accrued liabilities	$53,403	$26,054
Accrued payroll and employee-related liabilities	54,160	40,291
Current portion of debt	14,809	8,059
Current portion of operating lease liabilities	16,087	15,872
Current portion of income tax payable	9,839	7,451
Deferred revenue	3,727	4,077
Total current liabilities	152,025	101,804
Noncurrent liabilities:
Income tax payable	6,496	4,621
Long-term debt	241,357	256,166
Operating lease liabilities	32,946	31,475
Accrued payroll and employee-related liabilities	6,425	3,978
Deferred tax liabilities	17,046	25,214
Other noncurrent liabilities	84	233
Total noncurrent liabilities	304,354	321,687
Total liabilities	456,379	423,491
Total shareholders’ equity	496,919	440,711
Total liabilities and shareholders’ equity	$953,298	$864,202

TaskUs, Inc.
Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Year ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$45,870	$45,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	40,223	40,391
Amortization of intangibles	19,935	20,346
Amortization of debt financing fees	596	596
Loss (gain) on disposal of assets	(80)	1,322
Provision (benefit) for credit losses	(15)	103
Unrealized foreign exchange losses (gains) on forward contracts	(689)	2,485
Deferred taxes	(10,889)	(7,959)
Stock-based compensation expense	41,821	52,759
Changes in operating assets and liabilities:
Accounts receivable	(22,758)	1,861
Prepaid expenses and other current assets	(20,949)	(2,015)
Operating lease right-of-use assets	16,109	14,314
Other noncurrent assets	(63)	(132)
Accounts payable and accrued liabilities	23,529	(9,825)
Accrued payroll and employee-related liabilities	18,251	(7,877)
Operating lease liabilities	(17,312)	(13,823)
Income tax payable	5,801	4,910
Deferred revenue	(347)	592
Other noncurrent liabilities	(145)	(68)
Net cash provided by operating activities	138,888	143,670
Cash flows from investing activities:
Purchase of property and equipment	(39,104)	(30,995)
Investment in loan receivable	—	(1,000)
Net cash used in investing activities	(39,104)	(31,995)
Cash flows from financing activities:
Payments for deferred business acquisition consideration	(144)	(1,875)
Payments on long-term debt	(8,438)	(3,713)
Proceeds from employee stock plans	6,261	631
Payments for taxes related to net share settlement	(4,255)	(2,169)
Payments for stock repurchases	(18,600)	(111,959)
Net cash used in financing activities	(25,176)	(119,085)
Increase (decrease) in cash and cash equivalents	74,608	(7,410)
Effect of exchange rate changes on cash	(8,218)	(806)
Cash and cash equivalents at beginning of period	125,776	133,992
Cash and cash equivalents at end of period	$192,166	$125,776

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EBITDA (unaudited)
(in thousands, except margin amounts)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net income	$8,859	$16,277	$45,870	$45,690
Provision for income taxes	9,373	11,417	28,311	29,342
Financing expenses	5,017	5,576	21,549	21,717
Depreciation	9,698	10,889	40,223	40,391
Amortization of intangible assets	4,980	5,070	19,935	20,346
EBITDA	$37,927	$49,229	$155,888	$157,486
Transaction costs(1)	—	—	—	245
Earn-out consideration(2)	—	—	—	7,863
Foreign currency losses (gains)(3)	(890)	(885)	1,302	431
Loss (gain) on disposal of assets	13	550	(80)	1,322
Severance costs(4)	—	224	487	1,852
Litigation costs(5)	8,393	—	15,423	—
Stock-based compensation expense(6)	9,957	10,454	42,391	53,179
Interest income(7)	(1,605)	(556)	(5,544)	(1,581)
Adjusted EBITDA	$53,795	$59,016	$209,867	$220,797
Net Income Margin(8)	3.2%	6.9%	4.6%	4.9%
Adjusted EBITDA Margin(8)	19.6%	25.2%	21.1%	23.9%
(1) Represents professional service fees related to non-recurring transactions.
(2) Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3) Realized and unrealized foreign currency losses include the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(6) Represents stock-based compensation expense, as well as associated payroll tax.
(7) Represents interest earned on short-term savings, time-deposits and money market funds.
(8) Net Income Margin represents net income divided by service revenue and Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted Net Income (unaudited)
(in thousands, except margin amounts)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net income	$8,859	$16,277	$45,870	$45,690
Amortization of intangible assets	4,980	5,070	19,935	20,346
Transaction costs(1)	—	—	—	245
Earn-out consideration(2)	—	—	—	7,863
Foreign currency losses (gains)(3)	(890)	(885)	1,302	431
Loss (gain) on disposal of assets	13	550	(80)	1,322
Severance costs(4)	—	224	487	1,852
Litigation costs(5)	8,393	—	15,423	—
Stock-based compensation expense(6)	9,957	10,454	42,391	53,179
Tax impacts of adjustments(7)	(2,812)	558	(6,644)	(4,386)
Adjusted Net Income	$28,500	$32,248	$118,684	$126,542
Net Income Margin(8)	3.2%	6.9%	4.6%	4.9%
Adjusted Net Income Margin(8)	10.4%	13.8%	11.9%	13.7%
(1) Represents professional service fees related to non-recurring transactions.
(2) Represents earn-out consideration recognized as compensation expense related to the acquisition of heloo.
(3) Realized and unrealized foreign currency losses include the effect of fair market value changes of forward contracts not designated as hedging instruments and remeasurement of U.S. dollar-denominated accounts to foreign currency.
(4) Represents severance payments as a result of certain cost optimization measures we undertook during the period to restructure support roles.
(5) Represents only those litigation costs that are considered non-recurring and outside of the ordinary course of business.
(6) Represents stock-based compensation expense, as well as associated payroll tax.
(7) Represents tax impacts of adjustments to net income which resulted in a tax benefit during the period, including stock-based compensation expense, earn-out consideration, litigation costs and severance. After these adjustments, we applied a non-GAAP effective tax rate of 33.3% and 28.3% for the three months ended December 31, 2024 and 2023, respectively, and 26.4% and 24.5% for the year ended December 31, 2024 and 2023, respectively, to non-GAAP income before income taxes.
(8) Net Income Margin represents net income divided by service revenue and Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.

TaskUs, Inc.
Non-GAAP Reconciliations
Adjusted EPS (unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Diluted EPS	$0.10	$0.18	$0.50	$0.48
Per share adjustments to net income(1)	0.21	0.17	0.79	0.84
Adjusted EPS	$0.31	$0.35	$1.29	$1.32

Weighted-average common shares outstanding – diluted	93,157,346	91,504,594	92,304,270	96,173,071

(1) Reflects the aggregate adjustments made to reconcile net income to Adjusted Net Income, as noted in the above table, divided by the GAAP diluted weighted-average number of shares outstanding for the relevant period.

TaskUs, Inc.
Non-GAAP Reconciliations
Free Cash Flow (unaudited)
($ in thousands)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$40,658	$39,775	$138,888	$143,670
Purchase of property and equipment	(20,283)	(8,091)	(39,104)	(30,995)
Free Cash Flow	$20,375	$31,684	$99,784	$112,675
Payment for earn-out consideration	—	—	—	18,341
Payment for litigation costs	4,762	—	7,573	—
Adjusted Free Cash Flow	$25,137	$31,684	$107,357	$131,016
Conversion of Adjusted EBITDA to Free Cash Flow(1)	37.9%	53.7%	47.5%	51.0%
Conversion of Adjusted EBITDA to Adjusted Free Cash Flow(1)	46.7%	53.7%	51.2%	59.3%
(1) Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.

Definitions of Non-GAAP Metrics
EBITDA and Adjusted EBITDA
EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the benefit from or provision for income taxes, financing expenses, depreciation, and amortization of intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).
Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted EBITDA transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, non-recurring severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and interest income, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted EBITDA Margin represents Adjusted EBITDA divided by service revenue.
Adjusted Net Income
Adjusted Net Income is a non-GAAP profitability measure that represents net income or loss for the period before the impact of amortization of intangible assets and certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. During the periods presented, we excluded from Adjusted Net Income amortization of intangible assets, transaction costs, earn-out consideration, the effect of foreign currency gains and losses, gains and losses on disposals of assets, non-recurring severance costs, certain non-recurring litigation costs, stock-based compensation expense and associated employer payroll tax and the related effect on income taxes of certain pre-tax adjustments, which include costs that are required to be expensed in accordance with GAAP. Our management believes that the inclusion of supplementary adjustments to net income applied in presenting Adjusted Net Income are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Adjusted Net Income Margin represents Adjusted Net Income divided by service revenue.
Adjusted EPS
Adjusted EPS is a non-GAAP profitability measure that represents earnings available to shareholders excluding the impact of certain items that are considered to hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Adjusted EPS is calculated as Adjusted Net Income divided by our diluted weighted-average number of shares outstanding. Our management believes that the inclusion of supplementary adjustments to earnings per share applied in presenting Adjusted EPS are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow is a non-GAAP liquidity measure that represents our ability to generate additional cash from our business operations. Free Cash Flow is calculated as net cash provided by operating activities in the period minus cash used for purchase of property and equipment in the period. Our management believes that the inclusion of this non-GAAP measure, when considered with our GAAP results, provides management and investors with an additional understanding of our ability to generate additional cash for ongoing business operations and other capital deployment.

Adjusted Free Cash Flow is a non-GAAP liquidity measure that represents Free Cash Flow before the payment of earn-out consideration and certain litigation costs, that are considered non-recurring and outside of the ordinary course of business, which would hinder comparison of the performance of our business on a period-over-period basis or with other businesses. Our management believes that the inclusion of these supplementary adjustment to Free Cash Flow are appropriate to provide additional information to investors about these unusual items that we do not expect to continue at the same level in the future.
Conversion of Adjusted EBITDA to Free Cash Flow represents Free Cash Flow divided by Adjusted EBITDA. Conversion of Adjusted EBITDA to Adjusted Free Cash Flow represents Adjusted Free Cash Flow divided by Adjusted EBITDA.